First BanCorp Investor Presentation February 2016 Exhibit 99.1

This presentation may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar statements of a future or forward-looking nature that reflect our current views with respect to future events and financial performance are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: uncertainty about whether the Corporation will be able to continue to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”) that, among other things, requires the Corporation to serve as a source of strength to FirstBank and that, except with the consent generally of the New York Fed and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), prohibits the Corporation from paying dividends to stockholders or receiving dividends from FirstBank, making payments on trust preferred securities or subordinated debt and incurring, increasing or guaranteeing debt or repurchasing any capital securities; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s need to receive approval from the New York Fed and the Federal Reserve Board to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which has contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; additional adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which has reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets; a credit default by the Puerto Rico government or any of its public corporations or other instrumentalities, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico, the current fiscal problems of the Puerto Rico government and recent credit downgrades of the Puerto Rico government’s debt; the risk that any portion of the unrealized losses in the Corporation’s investment portfolio is determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., the U.S. Virgin Islands and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions, including the recent acquisition of loans and branches of Doral Bank as well as the assumption of deposits at the branches; a need to recognize impairments on financial instruments, goodwill, or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices, and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Forward-Looking Statements

Investment Thesis A turn-around story underscored by steady improvement and organic market share gains in the core franchise, operating within a challenging macro environment. Strong, tenured leadership team with a commitment to increasing shareholder value, while fulfilling our vision to be the most highly regarded financial institution in the markets we serve. Improving operating results, together with ongoing efforts to improve efficiencies and further build-out our core franchise, are our priorities. Improving our risk profile and maintaining a strong capital position remain central to our operating philosophy. Opportunities for additional branch consolidation and market share expansion. Share price continues to trail capital formation and profitability as TBV ended 2015 at $7.47/share. The Value of First BanCorp

Franchise Overview Founded in 1948 Headquartered in San Juan, Puerto Rico with operations in PR, Eastern Caribbean (Virgin Islands) and Florida ~2,660 FTE employees(1) 2nd largest financial holding company in Puerto Rico with attractive business mix and substantial loan market share Florida presence with focus on serving southeast Florida region The largest depository institution in the US Virgin Islands with approximately 40% deposit market share 164 ATM machines and largest ATM network in the Eastern Caribbean Region(2) A well diversified operation with over 650,000 retail & commercial customers As of December 31, 2015. 1) FTE = Full Time Equivalent. 2) Eastern Caribbean Region or ECR includes United States and British Virgin Islands. Well-diversified with significant competitive strengths Eastern Caribbean Region 7% of Assets Southeast Florida 12% of Assets

2015 Consumer Loan Composition 2015 Commercial Loan Composition Our well-diversified business model within commercial, consumer and residential across three unique regions allows us to be agile when responding to growth opportunities. Line of business diversification: Commercial represents 44%, residential represents 36% and consumer represents 20% of the total loan portfolio. Geographic diversification: Revenue(1): 86% Puerto Rico; 7% Florida; and 7% ECR. Loan Portfolio: 81% Puerto Rico; 12% Florida; and 7% ECR. Total Deposits: 72% Puerto Rico; 17% Florida; and 11% ECR. Franchise Overview 2015 Residential Loans by Geography Strengthening geographic and line of business diversification 2015 Total Deposits by Geography 1) For 9 Months ended September 30, 2015 Revenues include interest income and non interest income as detailed in Note 23 – Segment Information of 9/30/15 10-Q.

Diversified business model across all regions Franchise Overview Consumer Banking Mortgage Banking Commercial Lending Focus on small to middle market commercial and corporate borrowers across FBP’s footprint. Complimented by full suite of deposit and business products. Balanced risk/return profile to manage concentration risk/earnings. Growth opportunities centered in south Florida region and expanding lending teams. Building stronger transaction banking services to target market share opportunities. Emphasis on cross-sell and core deposit gathering with recent launch of new products and services. Average origination(1) volume over past 4 quarters of $439 million. Originate, sale & servicing model. Production channels centered on expanding branch network vs. correspondents/brokers. Target majority conforming originations. Fannie, Freddie and FHA Servicer. Expanded mortgage origination capabilities during 2015 with the mortgage banking business acquired from Doral Bank. Solidified 2nd position in Puerto Rico with 20.9% mortgage origination market share during 2015. Average origination(1) volume over the past 4 quarters of $176 million. Attractive branch network across densely populated regions in Puerto Rico, south Florida and the V.I. Recently expanded Puerto Rico footprint through Doral acquisition. Full suite of leading edge deposit products. Increased emphasis on transaction banking, mobile and remote channels. Well-diversified, high-yielding consumer portfolio: auto; personal loans; and credit card portfolio. Earnings growth focused on ongoing market share gains and product penetration via cross-selling activities —notably tied to mortgage, credit cards, personal loans and auto finance. Average origination(1) volume over past 4 quarters of $230 million. Strong Governance, Risk Management and Compliance Culture 1) Originations include purchases, refinancings, and draws from existing revolving and non-revolving commitments.

Franchise Overview Well positioned Puerto Rico institution in a consolidating market Source: PR Market Share Report prepared with data provided by the Commissioner of Financial Institutions of Puerto Rico as of 9/30/15. 1) Puerto Rico only. 2) Calculated as institution bank branches within a mile of an FBP branch as a percentage of total institution branches. Alphabetical order. Puerto Rico Total Assets (1) Puerto Rico Total Loans (1) Puerto Rico Deposits, Net of Brokered (1) Strong and uniquely positioned franchise in densely populated regions of core operating footprint Strong market share in loan portfolios facilitates customer relationship expansion and cross-sell to increase deposit share Long-term opportunity for additional consolidation Branch overlap of greater than 44% with five Puerto Rico institutions(2) (5) 1-mile branch overlap(2) 72 100% 48 52 44 ($ in millions) Puerto Rico Total Assets (3Q-2015) Puerto Rico Total Loans (3Q-2015) Puerto Rico Deposits, Net of Brokered (3Q-2015) Institutions Portfolio Balance Market Share Institutions Portfolio Balance Market Share Institutions Portfolio Balance Market Share 1 Banco Popular $26,246 0.45925157182026333 1 Banco Popular $18,869.87 0.44330680830906044 1 Banco Popular $19,948 0.50039113438755456 2 FirstBank 9,812.2389999999996 0.17169420802507387 2 FirstBank 7,288.3793124399999 0.17122471806872866 2 FirstBank 4,857.5380000000005 0.12185025817879752 3 Oriental Bank 6,745.674 0.11803556303768509 3 Oriental Bank 4,649.8850000000002 0.10923899731975767 3 Banco Santander 4,332.8630000000003 0.10868890273289868 4 Scotiabank 5,567.8149999999996 9.7% 4 Banco Santander 4,249.71 9.9837750675500006 4 Oriental Bank 4,071.8519999999999 0.10214149996682537 5 Banco Santander 5,457.339999999997 9.5% 5 Scotiabank 4,066.8939999999998 9.6% 5 Scotiabank 3,493.3490000000002 8.8% 6 Citibank 2,704.91 4.7% 6 Other 2,816.780000000004 6.6% 6 Citibank 2,695.250000000001 6.8% 7 Banco Cooperativo 519.649 .9% 7 Citibank 469.21499999999997 1.1% 7 Banco Cooperativo 425.02199999999999 1.7% 8 Banesco 96.183999999999997 .2% 8 Banco Cooperativo 156.13200000000001 .4% 8 Banesco 41.165999999999997 .1% Total $57,149.505000000005 100.0% Total $42,566.163312439996 100.0% Total $39,864.815000000002 100.0% 2009 Q3 2015 Assets $15,776.67999999999 $9,812.2389999999996 $-5,963.8289999999997 -0.37803012765918603 Loans $12,349.491618419999 $7,288.3793124399999 $-5,061.1123059799993 -0.40982353463287913 Deposits, net of $4,192.600000000004 $4,857.5380000000005 $665.47800000000007 0.15874725075499874 Brokered $7,177.1 $2,577.9609999999998 $-4,599.490000000009 -0.64080292489490764

Executing for Earnings Growth

1 First BanCorp

Puerto Rico

- **Opportunities for ongoing market share gains**
  - Largest opportunity on deposit products, electronic banking & transaction services
  - Growth in selected loan products for balanced risk/return to manage risk concentration and diversify income sources
  - FirstBank-branded credit card portfolio continues to broaden and deepen relationships, while diversifying revenue stream

SE Florida

- **Expansion prospects in Florida given long-term demographic trends**
  - Continue focus in core deposit growth, commercial and transaction banking and conforming residential mortgages
  - Lending teams generating growth in loan portfolio. Florida loan portfolio grew 15% year-over year.

Virgin Islands

- **Solidify leadership position by further increasing customer share of wallet**

Puerto Rico Market Share



Goal: 20%
3Q 2015
Total Loans 17.1% 2
Total Assets 17.2% 2
Branches 14.6% 2
Deposits, net of brokered 12.2% 2
MoneyExpress (<$5k) 22.0% 2
Commercial Loans 18.0% 2
Auto & Leasing 17.3% 3
Credit Cards 16.9% 2
Residential Mortgage 17.2% 2
Mortgage Originations 20.9% 2
Personal Loans 8.7% 4
POS Terminals (#) 21.2% 2
ATM Terminals (#) 13.4% 2
Debit Cards (#) 11.0% 2
ACH Transactions ($) 5.4% 5

8

Fiscal Year 2015 Highlights During 2015 the Corporation achieved significant milestones in its successful turnaround strategy: Recognized an income tax benefit of $302.9 million in the Q4 2014 related to the reversal of a significant portion of the valuation allowance recorded against the deferred tax assets of FirstBank. Received notification from the FDIC that the Consent Order under which FirstBank had been operating since 2010 was terminated effective April 2015. Acquired 10 Puerto Rico branches of Doral Bank, assumed approximately $522 million in deposits related to such branches and purchased approximately $325 million in performing residential mortgage loans through an alliance with a local bank. First BanCorp released its 2015 Dodd -Frank Act Stress Testing Results which show that even in a severely adverse economic environment capital ratios exceed both the regulatory minimum required ratios mandated under Basel III and the well-capitalized thresholds throughout the nine-quarter time horizon. Completed a bulk sale of commercial and construction loans with a book value of $147.5 million, comprised mostly of non-performing and adversely classified loans. The Corporation originated and renewed $3.4 billion in loans across its diversified geographies and lines of business. Year-over-year improvement in operating metrics: Total NPAs declined by $107 million in 2015 and Inflows to nonperforming decreased $133 million compared to 2014 Deposits, net of government and brokered, increased $472 million compared to 2014, Puerto Rico deposits increased $685 million. Brokered certificates of deposit (CDs) decreased by $790 million during 2015. Achieved important market share gains in deposits, branches, mortgages, POS, ATM’s and transaction services while sustaining our loan portfolios share in main market. Solidified our presence in Florida and Eastern Caribbean markets. Net Income of $21.3 million compared to $393.9 million in 2014, which included the $302.9 million impact of the DTA. Non-GAAP pre-tax income adjusted for items not arising from normal operation and certain unusual items increased to $101.6 million in 2015 from $98.6 million in 2014. Due to the macro events in Puerto Rico, financial results were adversely impacted through OTTI adjustments and increased provisioning on government related exposure during the second half of 2015. Franchise Overview:

Total Deposit Composition (%) Core Deposits(1) ($ millions) 1) Core deposits are total deposits excluding brokered CDs. $5,108 $6,176 $6,490 $6,738 Non-brokered deposits, excluding government deposits, increased $471 million compared to 2014. Reliance on brokered deposits declined $790 million in 2015. Puerto Rico non-brokered deposits, excluding government deposits, increased $685 million compared to 2014. Non-interest bearing deposits increased to 14% of total deposits compared to 10% at the end of 2014. Successful core deposit growth Retail Commercial CDs & IRAs Public Funds $7,241 $5,800 $6,597 2009 2015 Cost of Deposits Favorable Funding Mix

Loan Originations(1) ($ millions) Loan Portfolio ($ millions) Business Model Driven by Strong Origination Capabilities $9,339 $9,567 $880 $891 $777 Residential Mortgage Consumer & Finance Leases Construction Commercial Loans HFS $9,298 $866 $9,337 $854 $9,310 Fourth Quarter: Commercial portfolio remained stable despite a $20 million transfer to OREO due to an increase in origination volume. $15.8 million increase in the residential mortgage loan portfolio primarily reflected in the Florida region. Solid origination and renewal activity of $880 million continues to sustain our loan portfolio levels. Fiscal Year 2015: Performing loan portfolio grew 1% year-over-year. Puerto Rico loan portfolio contracted 3% in 2015, due in large part to the bulk sale transaction. Florida loan portfolio grew 15% and VI loan portfolio increased 13% compared to 2014. Solidified 2nd position in mortgage originations in Puerto Rico improving from 16% at FYE 2014 to 20% market share in FYE 2015. Despite a challenging market environment, we continue to achieve results through our regional diversification: 1) Including refinancing and draws from existing revolving and non-revolving commitments.

Proactively Managing Asset Quality NPA Composition 1) Net Carrying Amount = % of carrying value net of reserves and accumulated charge-offs. Residential Consumer Construction Commercial Loans HFS REO & Repo $610 $717 $754 $644 $617 Non-Performing Assets ($ millions) Total non-performing loans, including non-performing loans held for sale, decreased by $128 million, or 22% during 2015. NPAs declined $107 million, or 15% during 2015. New non-performing loan inflows declined $133 million to $256 million for FYE 2015. Closely monitoring borrower dependency on government related liquidity. NPAs decreased by $107 million to $610 million or 4.85% of assets: $1,790 $610 $717 $617 - 66% Commercial NPLs (Includes HFS)

Proactively Managing Asset Quality Quarterly Migration Trends

($ in millions) Puerto Rico Government Exposure Total outstanding exposure to the Puerto Rico Government was $382 million with a book value of $361 million as of 4Q 2015, down from $371 million as of 3Q 2015. Investment portfolio outstanding principal of $65.6 million, being carried on books at $28.2 million. Largest government exposure to municipalities supported by assigned tax revenues. In addition, there is $129 million of indirect exposure to the Tourism Development Fund supporting hotel projects. Any inability of the TDF to honor its payment guaranty, for which it has been making payments since 2012, may result in an adverse impact to asset quality metrics. Government tax revenues generated on these projects continue to substantially exceed payments made by the TDF. During 4Q 2015, we recorded a $19.2 million increase in provision for loan losses related to adjustments to qualitative factors applied to direct and indirect commercial loans extended to the Puerto Rico Government (excluding loans to municipalities). We also increased the specific reserve by $1.4 million for an impaired government exposure. ($ in millions)

Profitability Net income of $15.0 million, or $0.07 per diluted share, compared to $14.8 million in 3Q 2015. Net interest income & non interest income (excluding one time items) increased compared to 3Q 2015. Adjusted pre-tax, pre-provision income of $50.6 million, compared to $50.5 million for 3Q 2015. Asset Quality Total NPAs declined by $7.3 million; NPAs/assets 4.85% as of December 31, 2015. Inflows to nonperforming of $42.0 million compared to $50.8 million in 3Q 2015. Provision for loan and lease losses of $33.6 million. Provision increased by $2.4 million due largely to a $19.2 million increase in the reserve for qualitative adjustment factors related to Puerto Rico Government exposure. Core Deposits Deposits, net of government and brokered, remained relatively flat at $6.7 billion with a slight decline in Florida and the Virgin Islands. Total cost of deposits, net of brokered, increased 1 basis point to 0.62%. Brokered certificates of deposit (CDs) decreased by $170.6 million in 4Q 2015. Government deposits declined by $169.6 million as expected in 4Q 2015. Capital 4Q 2015 capital position: Total Risk Based Capital Ratio of 20.0%; Tier 1 Ratio Risk Based Capital Ratio of 16.9%; and Leverage Ratio of 12.2%. Book value per common share of $7.71 compared to $7.74 in 3Q 2015. Tangible book value per common share of $7.47 compared to $7.50 in 3Q 2015. Fourth Quarter 2015 Highlights

Stable Core Performance in Challenging Environment Pre-tax pre-provision income of $50.6 million1 average 4 quarters of $51 million. Replacement of NPLs with performing loans should reduce provisioning needs. Future earnings potential with a reduction in costs associated with managing NPLs and OREO. Opportunities for income improvement with focused efforts on non-interest expense reduction. Potential for additional loan growth opportunities outside of the Puerto Rico market. Strong pre-tax pre-provision income with opportunities for improved efficiencies 1) See pre-tax pre-provision income reconciliation on page 33.

($ in thousands, except per share data) Select Financial Information Fiscal Year 2015 Highlights

($ in millions) Select Financial Information Non-GAAP Adjusted Pre-tax Income

Earnings Continue to Drive Capital Formation Capital Ratios (%) Total stockholders’ equity amounted to $1.7 billion as of December 31, 2015, a decrease of $6.8 million from September 30, 2015, mainly driven by a decrease of $23.1 million in other comprehensive income mainly attributable to the $20.5 million decrease in the fair value of U.S. agency MBS and debt securities and the $5.9 million decrease in the fair value of Puerto Rico Government investment securities. This was partially offset by net income of $15.0 million. Capital Ratios (%)

Stronger Franchise: Proven Success Implementing Strategic Plan Our franchise has never been stronger and is poised to increase shareholder value navigating through fiscal and economic challenges. Strong, tenured leadership team with exceptional track record of executing strategic plan during challenging economic cycle. Executive officers are well-vested with over 30% of base salary in the form of stock compensation. Priorities remain improving operating results, together with ongoing efforts to become more efficient and further build-out our core franchise. Improving our risk profile and maintaining a strong capital position remain central to our operating philosophy. Share price continues to trail capital formation and profitability as TBV ended 2015 at $7.47/share. The Value of First BanCorp

Exhibits

Exhibits

1 First BanCorp

	Page
Stock Profile	23
History	24
4Q Earnings Presentation	25
Non-GAAP Reconciliations	32

22

Stock Profile Trading Symbol: FBP Exchange: NYSE Share Price (2/9/16): $2.29 Shares Outstanding (as of December 31, 2015): 215,088,698 Market Capitalization (2/9/16): $493 million 1 Yr. Average Daily Volume: 1,051,654 Price (2/9/16) to Tangible Book (12/31/15): 0.31x Includes the U.S. Treasury warrant that entitles it to purchase up to 1,285,899 shares of Common Stock at an exercise price of $3.29 per share, as adjusted as a result of the issuance of shares of Common Stock in the Corporation’s $525m private placement of Common Stock completed in October 2011. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant has a 10-year term from its issue date and is exercisable in whole or in part at any time. Information as of the 4/15/15 Proxy filing. Excludes shares owned by directors of above named beneficial owners. Beneficial Owner Amount Percent of Class Entities affiliated with Thomas H. Lee Partners, L.P. 41,854,770 19.5% Entities managed by Oaktree Capital Management, L.P. 41,854,769 19.5% United States Department of the Treasury (1) 11,577,452 5.4% All current directors, Executive Officers and the Chief Accounting Officer as a group (18 persons as a group) (2) 3,445,935 1.6%

History

1 First BanCorp

Our turnaround story

June 2010: Written Agreement with the FED and Consent Order with FDIC

July 2010: The U.S. Treasury exchanged TARP for convertible preferred

August 2010: Exchange of 89% Perpetual Preferred Stock for Common

Feb 2011: Sale of non-performing loans with book value of $269 million

Feb-April 2011: Sale of $330 million of MBS and $518 million of performing residential mortgages

October 2011: Private placement of $525 million in common stock. Lead investors included Thomas H. Lee & Oaktree

October 2011: Conversion of the shares held by the U.S. Treasury into 32.9 million shares of common stock

May 2012: Acquisition of a $406 million portfolio of FirstBank-branded credit cards from FIA

March 2013: Sale of NPLs with book value of $218 million & entered separate agreements for sale of NPLs with a book value of $99 million

June 2013: Write-off of $66.6 million collateral pledged to Lehman, sale of NPLs with book value of $203.8 million and $19.2 million of OREO

August 2013: Completed secondary offering reducing ownership interest of U S Treasury and PE Investors

Sept 2014: UST announced on Sept 9th its first predefined written trading plan, in which it will be selling it's position in FBP.

Dec 2014: Partial recapture of DTA Valuation Allowance of $303 million. TBV $7.45/share.

UST sold 4.4 mm shares. Ownership at 7.7%.

Feb 2015: Acquired 10 branches, over $500 million in deposits and $325 million of residential mortgage loans from FDIC as receiver for Doral.

April 2015: FDIC lifted Consent Order.

During 1Q UST sold 5.0 mm shares. Ownership at 4.8%.

May 2015: Sold $150 million of classified assets.

June 2015: Released DFAST results in severely adverse scenario FBP exceeds well-capitalized threshold

2010 | 2011 | 2012 | 2013 | 2014 | 2015

($ in millions)

		2009	2015	Change ('09-'15)	% improvement
De-Risking of Balance Sheet	NPAs	$1,711	$610	$1,101	64%
	NPAs/assets	8.7%	4.9%	386 bps	
	Government exposure	$1,364	$382	$982	72%
Capital	Tier 1 Common Ratio	4.1%	16.9%	1282 bps	
	TCE / TA	3.2%	12.8%	964 bps	
Enhanced Franchise Value	Core deposits	$5,108	$7,241	$2,133	42%
	Brokered deposits	$7,561	$2,097	$5,464	72%
	NIM	2.69%	4.15%	146 bps	

24

Results of Operations: Fourth Quarter Financial Highlights ($ in thousands, except per share data) Select Financial Information

Key Highlights Net Interest Income ($ millions) Net interest income increased $0.3 million in 4Q 2015. This increase was mainly due to: A $1.5 million increase in interest income on securities driven by lower prepayments; and A $1.3 million increase in interest income on commercial and construction loans. This increase was partially offset by: A $1.0 million decrease in interest income on consumer loans driven by the $38.2 million decrease in the average volume of loans, primarily auto loans. A $1.5 million decrease in interest expense primarily driven by: a $0.4 million increase in interest expense on non-brokered CDs, primarily associated with the $68.8 million increase in the average balance; a $0.4 million increase in interest expense related to the $130.0 million of FHLB; and a $0.4 million increase in interest expense on brokered CDs. GAAP NIM decreased 12 basis points to 4.07% largely driven by the $405 million increase in average of cash and money market investments. Results of Operations: Net Interest Income

Key Highlights Cost of Deposits (%) Cost of total deposits, excluding brokered CDs, increased 1 basis point to 0.62%. The average rate paid on non-brokered interest-bearing deposits increased by 1 basis point to 0.75% during the 4Q. Brokered CDs declined by $170.6 million during 4Q 2015. Results of Operations: Cost of Funds

Key Highlights Non-Interest Income* ($ millions) * Non interest income excludes equity losses of unconsolidated entities, OTTI, HFS bulk sale impact and bargain purchase gain. Excluding the $3.0 million OTTI charge on Puerto Rico Government debt securities and the $7.0 million pre-tax gain on sale of merchant business, adjusted non-interest income increased $0.4 million, due to: A $0.3 million increase in revenues on mortgage banking; A $0.4 million increase in service charges on deposit accounts; and A $0.2 million decline due to a decrease in fees from merchant transactions due to the sale of merchant contracts to Evertec, offset by an increase in credit/debit cards and ATM fees. $19.2 $17.9 $19.3 Results of Operations: Non-Interest Income $20.1 $18.8

Results of Operations: Operating Expenses Non-interest expenses increased by $2.7 million in 4Q 2015 to $96.0 million. Excluding non-recurring expense of 2.2 million related to the voluntary early retirement program reflected in employees’ compensation and benefits, non-interest expenses increased by $0.5 million, due to: A $2.2 million increase in the FDIC insurance premium expense as the 2014 fourth quarter earnings rolled out of the core earnings to average assets ratio component of the assessment that considers four quarters of earnings; and A $0.4 million increase in the sales and use tax expense, primarily as a result of the new 4% sales and use tax. This reduction was partially offset by a reduction of $0.6 million in occupancy and equipment and a $0.5 million decrease in printing and mailing costs.

Key Highlights Net Charge-Offs ($ millions) Total net charge-offs for 3Q 2015 were $22 million, or 0.95% of average loans, compared to $24 million in 3Q 2015. Allowance coverage ratio of 2.60% as of December 31, 2015 compared to 2.46% as of September 30, 2015. The ratio of the allowance to NPLs held for investment was 54.36% as of December 31, 2015 compared to 48.44% as of September30, 2015. $27 $29 Commercial NPLs (Includes HFS) *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. Results of Operations: Net Charge-offs $79 $24

Results of Operations: Key Margin Drivers Q4 vs. Q3 Change in Average Interest Earning Assets & Interest Bearing Liabilities * On a tax equivalent basis and excluding valuations

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

Use of Non-GAAP Financial Measures Basis of Presentation Use of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release. Adjusted Pre-Tax, Pre-Provision Income Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives, equity in earnings or loss of unconsolidated entity up until the second quarter of 2014 when the value of the investment became zero as well as certain items identified as unusual, non-recurring or non-operating.   In addition, from time to time, adjusted pre-tax, pre-provision income will reflect the omission of revenue or expense items that management judges to be outside of ordinary banking activities or of items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of the Corporation’s performance requires consideration also of adjusted pre-tax, pre-provision income that excludes such amounts.